PHOTON TECHNOLOGY INTERNATIONAL, INC.
                            Princeton Corporate Plaza
                           1 Deer Park Drive, Suite F
                       Monmouth Junction, New Jersey 08852


                                November 5, 1998


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders ("Annual Meeting") of PHOTON TECHNOLOGY INTERNATIONAL, INC. (the "Company") which will be held at 9:00 a.m. on December 11, 1998, at the Marriott Residence Inn, State Room, 4225 Route 1, Princeton, New Jersey 08852.

         At the Annual Meeting you will be asked to consider and vote upon the following proposal: to elect two members of the Board of Directors to serve for a three year term or until their successors are elected.

         The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

         After careful consideration, the Company's Board of Directors has unanimously approved the proposal and recommends that you vote IN FAVOR OF each such proposal.

         After reading the proxy Statement, please mark, date, sign and return by no later than December 4, 1998, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company in writing prior to the voting of the proxy that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Photon Technology International, Inc. 1998 Annual Report is also enclosed.

         We look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/Charles G. Marianik

                                            Charles G. Marianik
                                            Chairman of the Board, President and
                                            Chief Executive Officer

================================================================================

                                    IMPORTANT

Please mark, date, sign and return the enclosed proxy promptly in the enclosed postage-paid return envelope so that if you are unable to attend the Annual Meeting your shares may be voted.

================================================================================

                      PHOTON TECHNOLOGY INTERNATIONAL, INC.

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held December 11, 1998


TO THE SHAREHOLDERS OF PHOTON TECHNOLOGY INTERNATIONAL, INC.:


Notice is hereby given that the Annual Meeting of Shareholders of PHOTON TECHNOLOGY INTERNATIONAL, INC. (the "Company") will be held at the Marriott Residence Inn, State Room, 4225 Route 1, Princeton, New Jersey, on Friday, December 11, 1998 at 9:00 A.M., at which time the following matters will be considered and voted upon:

         1. The election of two members to the Board of Directors for a three year term.

         2. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record on November 2, 1998 will be entitled to receive notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A list of the shareholders entitled to vote at the Annual Meeting will be available for shareholder review during the Annual Meeting.

All shareholders are urged to attend the meeting in person or by proxy.

Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card in the envelope provided for that purpose at your earliest convenience. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.


                                        By Order of the Board of Directors,

                                        /s/Ronald J. Kovach

                                        Ronald J. Kovach,
                                        Secretary

November 5, 1998.

                      PHOTON TECHNOLOGY INTERNATIONAL, INC.
                            Princeton Corporate Plaza
                           1 Deer Park Drive, Suite F
                       Monmouth Junction, New Jersey 08852



                                 PROXY STATEMENT



                 INFORMATION CONCERNING SOLICITATION AND VOTING


Solicitation of Proxies

The enclosed proxy ("Proxy") is solicited by and on behalf of the Board of Directors (the "Board") of Photon Technology International, Inc. (the "Company" or " Photon") whose principal executive office is located at Princeton Corporate Plaza, 1 Deer Park Drive, Suite F, Monmouth Junction, New Jersey 08852, for use in connection with the Annual Meeting of Shareholders to be held at 9:00 A.M. on December 11, 1998 at the Marriott Residence Inn, State Room, 4225 Route 1, Princeton, New Jersey, and at any adjournment thereof.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice and are more fully discussed below. Whether or not you plan to attend the Annual Meeting in person, please mark, date, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope to ensure that your shares will be voted at the Annual Meeting. All shares represented by Proxies, which are returned properly signed and not subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein or, if no instruction is indicated, will be voted in favor of the proposals set forth in the Notice attached hereto. This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about November 7, 1998. The Bylaws of the Company require that the holders of a majority of the total number of shares entitled to vote be represented in person or by proxy in order for the business of the meeting to be transacted.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

Record Date, Voting and Share Ownership

Holders of record of common stock at the close of business on November 2, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on November 2, 1998, there were 1,167,356 shares of the Company's common stock ("Common Stock") outstanding and entitled to vote held by 148 shareholders of record.

Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. With regard to the election of directors, New Jersey law provides that each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or if the Certificate of Incorporation of the Company so provides, distribute his or her votes on the same principle among as many candidates as he or she deems fit. The Certificate of Incorporation of Photon provides for cumulative voting. The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them up to the number of directors to be elected by such shares shall be elected; votes against the director and abstentions shall have no legal effect. The other matters submitted for shareholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any such other matters are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted with respect to any matter by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented and entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained.

Under the Company's Bylaws and the New Jersey Business Corporation Act, the presence at the Annual Meeting, in person or by proxy, of the holders of shares of Common Stock entitled to cast a majority of the votes at the meeting shall constitute a quorum. All valid Proxies will be counted towards the presence of a quorum, notwithstanding directions thereon to withhold votes. In the absence of a quorum at the Annual Meeting, either in person or by proxy, the Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting until a quorum shall be formed.

Revocation of Proxy

Any shareholder giving a Proxy pursuant to this solicitation may revoke such Proxy by giving written notice of revocation to the Secretary of the Company prior to the vote of such Proxy by filing another Proxy with the Secretary at any time prior to its exercise or by attending the Annual Meeting and voting in person.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Bylaws of the Company provide for a Board with a minimum of six directors and a maximum of nine directors. The number of directors as of the date of the Annual Meeting is fixed at six. The Board of Directors is divided into three classes and there are currently eight directors on the Board. The Board has selected the two Class II directors, Ronald J. Kovach and Charles G. Marianik, for nomination at the 1998 Annual Meeting for a term expiring in 2001. The one Class I director, James F. Mrazek, was elected at the 1997 Annual Meeting for a term which will expire in 2000. The three Class III directors, Franklin J. Iris, Robert E. Curry and M. Grant Brown, were elected at the 1996 Annual Meeting for terms which will expire in 1999.

Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named above. If any nominee listed above should decline or be unable to serve, the Proxies will be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each nominee is currently a member of the Board.

Set forth below are the names and ages of the nominees and directors, the principal occupation of each nominee and director at present and for the last five years, certain directorships held by each and the year in which each became a director of the Company.


               CLASS II - TO BE ELECTED AT THE 1998 ANNUAL MEETING

                           FOR A TERM EXPIRING IN 2001

Charles G. Marianik, 52. Mr. Marianik has acted as Chairman of the Board and Chief Executive Officer of the Company since the Company was formed in 1983. Mr. Marianik held the office of President from November 1983 until December 1991 and was re-elected President in December of 1992. He received a B.Sc. in 1971 and an M.B.A. in 1976 from the University of Western Ontario.

Ronald J. Kovach, 58. Mr. Kovach served as Senior Vice-President of the Company since joining the Company in 1985 until 1993. He was elected Executive Vice-President in 1993. Mr. Kovach has been the Secretary and a member of the Board of the Company since 1988. He received his degree in Engineering Technology from the Western Ontario Institute of Technology in 1966.

              The Board of Directors recommends a vote IN FAVOR OF
                              the above nominees.

                         DIRECTORS CONTINUING IN OFFICE

                     CLASS I - PRESENT TERM EXPIRING IN 2000

James F. Mrazek, 58. Mr. Mrazek became a member of the Board of Directors in 1986. He recently joined the Four Corners Venture Fund and holds the position of President and Managing General Partner. From 1990, Mr. Mrazek was the President of Carnegie Venture Resources, a consulting and venture capital firm. Previously, he was Chairman and a founding General Partner of the Edison Venture Fund after holding senior executive positions with Johnson & Johnson. Mr. Mrazek serves on the board of directors of Sepracor, Inc, Laser Institutes of America, Inc. and XyloMed, Inc. He received a B.A. degree from St. Lawrence University in 1962 and an M.B.A. degree from Cornell University in 1964.


                    CLASS III - PRESENT TERM EXPIRING IN 1999

Franklin J. Iris, 68. Mr. Iris became a member of the Board of Directors in 1987 and has been the President of Iris and Associates since 1986. His firm provides investment consulting services for venture capital and emerging growth companies in the medical industry. He was a group president of the clinical laboratory business of Becton Dickinson and Company from 1973 to 1985 and was the Chairman and Chief Executive Officer of Enzamatics, a medical diagnostics company, from 1994 to 1995. Mr. Iris currently serves on the board of directors of several privately-held health care companies and is also on the board of Cytyc Corporation, a publicly-held diagnostic company. He received his B.S. degree from Fairfield University in 1953.

M. Grant Brown, 49. Mr. Brown was appointed to the Board of Directors in 1995. Mr. Brown's appointment as Director satisfied a condition of the financing agreement between Covington Capital Corporation and the Company. Mr. Brown is a founding partner of Covington Capital Corporation, a venture capital company started in 1994, and manager of the C.I. Covington Fund, Inc. He was Vice-Chairman of Canadian Corporation Funding LTC, a merchant bank, from 1984 to 1994. Mr. Brown received an Engineering degree in 1971 and an M.B.A. degree in 1979 from McMaster University.

Robert E. Curry, Ph.D., 52. Dr. Curry was appointed to the Board of Directors in April, 1996. Dr. Curry previously served on the Board from December 1991 to July 1992, but resigned due to conflicting professional obligations at that time. Dr. Curry has been a General Partner of the Sprout Group, a venture capital company, since 1991 and is responsible for M.L. Technology Venture, L.P. ("MLTV"), an investor in the Company. Dr. Curry was President of Merrill Lynch R&D Management Inc. and President of Merrill Lynch Venture Capital, Inc., a predecessor of
MLTV, from 1990 to 1991. Dr. Curry also serves on the board of directors of AutoCyte, Inc., Biocircuits and Diatide, Inc. He received a B.S. degree from the University of Illinois in 1968 and a Masters degree in 1972 and a Ph.D. degree in 1974 from Purdue University.

Board Meetings and Committees of the Board of Directors

The Board held five meetings during the fiscal year ended June 30, 1998. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee of its Board of Directors.

The Audit Committee of the Board held one meeting during fiscal year 1998 to review and discuss the annual audit and general financial and internal control matters. During fiscal year 1998, the Audit Committee consisted of Mr. Iris, Chairman and Dr. Balogh.

The Compensation Committee of the Board held one meeting during fiscal year 1998
to  discuss  general  compensation   matters.   During  fiscal  year  1998,  the
Compensation Committee consisted of Mr. Mrazek, Chairman and Dr. Curry.


Director Remuneration

Directors have not been paid a fee for serving on the Board or any committees of the Board with the exception of Mr. Brown who receives a per meeting fee of $750 (Canadian Dollars) as part of the financing agreement with Covington Capital Corporation. Directors are reimbursed for expenses related to attending Board or committee meetings and annually are granted non-qualified stock options to purchase the Company's Common Stock under the automatic option grant program of the Company's Stock Option Plan, as amended. In the fiscal year ended June 30, 1998, the Company paid an aggregate of $8,081 for director traveling expenses . In addition, each non-employee director re-elected to the Board at the 1997 Annual Shareholders Meeting received at that time an option grant to purchase 3,333 shares of Common Stock at an option price of $7.50 per share under the automatic option grant program in effect for non-employee directors under the Company's Stock Option Plan. Each option has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. The shares subject to each grant will vest in three successive equal annual installments upon the optionee's completion of each year of Board service over the three year period measured from the grant date. However, the option shares will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while serving as a Board member.


                             EXECUTIVE COMPENSATION

The following table sets forth, for fiscal years ending June 30, 1998, 1997 and 1996, certain information regarding the compensation earned by the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal year 1998 exceeded $100,000 (the "Named Executive Officers") with respect to services rendered by such persons to the Company and its subsidiaries. No individual who would otherwise have been included in such table on the basis of salary and bonus for the 1998 fiscal year resigned or terminated employment during that fiscal year.

                                                          SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                              Annual Compensation                              Awards
                               ----------------------------------------------       -----------------------------
NAME AND                                                     Other                  Securities
PRINCIPAL                      Fiscal                        Annual                 Underlying     All Other
POSITION                       Year          Salary($)       Compensation(1)        Options        Compensation(2)
--------                       ----          ---------       ---------------        -------        ---------------
Charles G. Marianik            1998         $196,927          $32,907                   ---           $37,389
Chairman, Chief                1997         $185,536          $28,666                24,000           $35,983
Executive Officer              1996         $180,927          $32,548                13,721           $35,983
and President

Ronald J. Kovach               1998         $128,593          $18,445                   ---           $ 6,202
Executive Vice                 1997         $105,863          $ 6,016                12,000           $ 5,819
President-Technology           1996         $118,279           $8,961                 5,843           $ 5,819

Howard D. Zumbrun(3)           1998          $88,378          $10,526                 7,000               ---
Vice President and
Chief Financial
Officer

William D. Looney(3)           1997         $ 58,665          $ 3,128                  ----           $ 3,369
Vice President,                1996         $112,365          $11,252                 5,546           $ 5,776
Controller and
Treasurer

-------------------

(1) These amounts reflect personal benefits received by each Named Executive Officer during the 1998 fiscal year. These personal benefits include payments made on behalf of those individuals for (a) disability insurance premiums, which include $1,718 for Mr. Marianik, $1,471 for Mr. Kovach; (b) medical expenses not otherwise covered by the group plan, which include $3,570 for Mr. Zumbrun; (c) auto allowance, which includes $2,538 for Mr. Marianik, $9,342 for Mr. Kovach and $5,613 for Mr. Zumbrun, and (d) all income taxes attributed to insurance and personal benefits and paid by the Company as a result of their receipt of these personal benefits, which include approximately $28,651 for Mr. Marianik, approximately $7,632 for Mr. Kovach and approximately $1,343 for Mr. Zumbrun.

(2) These amounts reflect supplemental term life insurance premiums for each Named Executive Officer which includes for the 1998 fiscal year a premium of $4,352 for Mr. Marianik and $1,086 for Mr. Kovach. For Mr. Marianik, these amounts also include the premiums of $33,037 for each fiscal year paid on a permanent-whole life insurance policy. For Mr. Kovach, these amounts also include a premium of $5,116 for a permanent-whole life policy.

(3) Mr. William D. Looney passed away in January 1997. Mr. Howard D. Zumbrun became Vice President and Chief Financial Officer on September 15, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended June 30, 1998. No stock appreciation rights were granted to these individuals during such year.

                                               Individual Grants(1)
                                               --------------------
                            Number of
                           Securities
                           Underlying             % of Total
                             Options            Options Granted             Exercise
                             Granted            to Employees in               Price               Expiration
   Name                        (1)                 Fiscal Year              ($/Sh)(2)                Date
   ----                 ----------------        --------------             ----------              -------
Howard D. Zumbrun            7,000                    100%                   $7.00                11/30/07

-------------------

(1) All options granted to Named Executive Officer are incentive stock options under the federal tax laws and were granted on December 1, 1997. Pursuant to the option agreement evidencing these options, the options were to become exercisable in three (3) successive equal annual installments, with the first such installment to vest at the grant date.

(2) The exercise price may be paid in cash or in shares of the Company's Common Stock. Alternatively, the option may be exercised through a same-day sale program with no cash outlay required of the optionee.

                          FISCAL YEAR END OPTION VALUES

The following table sets forth information regarding the number and value of unexercised options held by each of the Named Executive Officers as of June 30, 1998. None of the Named Executive Officers exercised any stock options in 1998. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                                                Value of Exercisable/
                                    Number of Securities                        Unexercisable In-the-
                                    Underlying Unexercised                      Money Options
                                    Options at June 30, 1998                    at June 30, 1998 (1)
                                    ------------------------                    --------------------

                               Exercisable(1)       Unexercisable        Exercisable       Unexercisable
                               --------------       -------------        -----------       -------------
Charles G. Marianik                37,858               8,000                $-0-              $-0-
Ronald J. Kovach                   32,951               4,000                $-0-              $-0-
Howard D. Zumbrun                   2,333               4,667                $-0-              $-0-

-------------------
(1) Equal to the fair market value of securities underlying the option at fiscal year end ($2.875 per share) minus the exercise price payable for those securities.

Employment Agreements, Termination of Employment and
Change-In-Control Agreements

On June 27, 1997, the employment agreement between the Company and Mr. Marianik was automatically extended for two years in accordance with the terms of the contract. This employment agreement entitled Mr. Marianik to a base salary of $215,000 in 1998. Mr. Marianik voluntarily reduced his salary in May of 1998 to $165,000. Under such agreement, Mr. Marianik is to be employed by the Company in an executive capacity as Chairman of the Board, Chief Executive Officer and President, or in a position substantially similar thereto. In the case of (i) a change in control, sale or merger of the Company, (ii) the termination of his employment without cause, or (iii) a substantial change in his position with the Company, Mr. Marianik will be entitled to receive a minimum of two (2) years of salary continuation (including bonuses), as well as to retain certain employee benefits, including an automobile and a life insurance policy, paid in full by the Company. (There are no other employment agreements with any other Named Executive Officer.)

Pursuant to the express provisions of the Stock Option Plan, the outstanding options under the Plan held by the Chief Executive Officer and the Company's other Named Executive Officers will immediately accelerate in full and become exercisable for all of the shares at the time subject to that option in the event the Company is acquired by merger, consolidation or asset sale, unless the option is to be assumed by the successor corporation or otherwise replaced with a comparable option to purchase the shares of such successor corporation.

Pursuant to the terms of the option agreements evidencing the outstanding options, the options will also accelerate and become immediately exercisable for all of the shares at the time subject to those options, should there occur certain changes in the ownership of more than twenty per cent (20%) of the Company's outstanding voting securities or in the majority of the Board members as a result of any tender for the Company's outstanding voting securities, merger or other business combination or proxy contest for the election of Board members. On December 8, 1995, MLTV purchased 333,333 shares of the Company's Common Stock resulting in a change in ownership of more than twenty per cent
(20%) of the Company's outstanding securities and the acceleration of the exercisability of all of the then outstanding options.


Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company's Board of Directors is comprised of James Mrazek, Chairman, and Dr. Robert Curry. Neither of these individuals was at any time during the 1998 fiscal year or at any other time an officer or employee of the Company.

No Named Executive Officer of the Company served on the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                        REPORT OF COMPENSATION COMMITTEE

Decisions on compensation matters relating to the Company's Chief Executive Officer, Charles G. Marianik, and the Company's other Named Executive Officer are generally made by the Compensation Committee of the Board. The Compensation Committee currently consists of Mr. Mrazek and Dr. Curry, two of the Company's non-employee directors. The Compensation Committee approves employment contracts, base compensation, bonuses and other forms of incentive compensation and non-cash compensation. The Compensation Committee also has exclusive responsibility for the administration of the Company's Stock Option Plan under which option grants are made to executive officers and other key employees. The Compensation Committee has furnished the following report on the compensation for the Named Executive Officers of the Company for the fiscal year ended June 30, 1998.

General Compensation Policy. The Compensation Committee's overall policy is to offer the Company's Named Executive Officers competitive compensation opportunities based upon the officer's personal performance, the performance of the Company and the officer's contributions to the Company's performance. The Compensation Committee believes that this policy will enable the Company to attract and retain qualified key executive officers. The Compensation Committee's primary objective is to tie a substantial portion of each officer's compensation to the achievement of corporate and individual performance objectives. Accordingly, each Named Executive Officer's compensation package is generally comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) annual variable performance awards tied to the achievement of individual and corporate performance goals established by the Compensation
Committee; and (iii) stock-based incentive awards designed to strengthen the mutuality of interests between the Named Executive Officers and the Company's shareholders. Generally, as each officer's level of responsibility increases a greater portion of his or her total compensation will be tied to Company performance and stock price appreciation rather than base salary.

Factors. The primary factors in establishing the components of each Named Executive Officer's compensation package for the 1998 fiscal year are summarized below. The Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

         o Base Salary. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors and internal comparability considerations. In addition, the Company reviews salary surveys for officers of companies in comparable industries and geographic locations to the Company.

         There were no annual incentive compensations established for fiscal 1999, due to cash-flow considerations.

         o Stock-Based Incentive Compensation. The Compensation Committee approves periodic grants of stock options to each of the Company's Named Executive Officers under the Plan. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the

Company and the base salary for that position. The Compensation Committee also takes into consideration comparable awards made to officers in similar positions in the industry as reflected in surveys, as well as the individual's potential for future responsibility and promotion, the officer's performance in the most recent fiscal year and the number of unvested options held by the officer at the time of the new grant. The relative weight given to each of these factors varies from officer to officer at the Compensation Committee's discretion.

         The option grants are designed to align the interests of the Named Executive Officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant allows the officer to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over specified periods of time (up to ten years). The options typically become exercisable over a three (3) year period.

         o Other Compensation. Executive compensation also includes benefits paid by the Company on behalf of each officer. These incremental benefits exceed the standard employee benefits package and include disability insurance, medical expenses, use of automobiles, permanent whole life and supplemental life insurance and income taxes attributed to these paid benefits included in compensation. These benefits are common forms of non-cash compensation and are included to enhance the overall compensation package.

         The Compensation Committee will meet to discuss fiscal year 1999 compensation at the December 1998 meeting of the Board of Directors following the Annual Meeting.

         The compensation paid to the President and Chief Executive Officer of the Company for the last fiscal year was based upon the criteria set forth above. Mr. Marianik's employment contract was automatically renewed for the 1998 fiscal year.

         o Compliance with Internal Revenue Code Section 162(m).  As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company may not take a federal income tax deduction for compensation paid to certain Named Executive Officers to the extent such compensation exceeds $1 million per officer in any one fiscal year. This limitation is in effect for each fiscal year of the Company beginning after December 31, 1993 and applies to all compensation paid to the covered Named Executive Officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting, the Company obtained shareholder approval for certain amendments to the Company's Stock Option Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan would qualify as performance-based compensation.

         The cash compensation paid to the Company's Named Executive Officers for the fiscal 1998 year did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's Named Executive Officers for the 1998 fiscal period expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's Named Executive Officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's Named Executive Officers. The Committee will reconsider this decision should the individual compensation of any Named Executive Officer ever approach the $1 million level.

The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of the Company's Board of Directors.


                                            Mr. James Mrazek, Chairman
                                            Dr. Robert Curry

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth as of September 1, 1998, information with respect to (a) each person (including any "group" as that term is used in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Company and (b) the number and percentage of the Company's Common Stock owned by (i) each of the directors and the executive officers named on the Summary Compensation Table above and (ii) all directors and executive officers of the Company as a group. The Company believes that, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

Name of                                                Number of                Percent of Class
Beneficial Owner(1)                                   Shares Owned                Outstanding (9)
-------------------                                   ------------                ---------------
M.L. Technology Ventures, L.P. (7)
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025                                     396,825                         24.5%

Charles G. Marianik(2)
Princeton Corporate Plaza
1 Deer Park Drive, Suite F
Monmouth Junction, NJ 08852                              320,097                         19.8%

Covington Capital Corporation (8)
1 First Canadian Place
100 King Street West
Suite 2620, P.O. Box 165
Toronto, Ontario M5X 1C9                                 266,333                         16.5%

Edison Venture Fund, L.P.
Princeton Pike Corporation Center
997 Lenox Drive #3
Lawrenceville, NJ 08648                                  112,333                          6.9%

Michael Winderbaum
120 N. LaSalle, Ste. 2900
Chicago, IL   60602                                      111,285                          6.9%

Ronald Kovach(3)                                          59,328                          3.7%

Franklin J. Iris(4)                                       28,459                          1.8%

Louis Balogh(5)                                           22,477                          1.4%

James F. Mrazek(5)                                        23,111                          1.4%

Howard D. Zumbrun(6)                                       3,570                           .2%

All Directors and Executive
Officers as a Group (7 persons)(8)                     1,120,200                         69.3%

-------------------

(1) For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock or (b) investment power with respect to the common stock which includes the power to dispose or direct the disposition of the common stock.

(2) Includes 37,858 shares which may be acquired within sixty days of September 1, 1998 pursuant to the exercise of stock options.

(3) Includes 32,951 shares which may be acquired within sixty days of September 1, 1998 pursuant to the exercise of stock options.

(4) Includes 20,999 shares which may be acquired within sixty days of September 1, 1998 pursuant to the exercise of stock options.

(5) Includes 19,444 shares which may be acquired within sixty days of September 1, 1998 pursuant to the exercise of stock options.

(6) Includes 2,333 shares which may be acquired within sixty days of September 1, 1998 pursuant to the exercise of stock options.

(7) ML Technology Ventures, LP is represented on the Board of Directors by Dr. Robert Curry. These shares were therefore included as part of the Directors and Executive Officers Group.

(8) Includes 266,333 shares which may be acquired within sixty days of September 1, 1998 pursuant to the exercise of stock options. Covington Capital Corporation is represented on the Board of Directors by Mr. Grant Brown. These shares were therefore included as part of the Directors and Executive Officers Group.

(9) In calculation of percentages, there were 1,167,356 outstanding shares plus 449,138 options that could be exercised within sixty days of September 1, 1998. On this basis, for purposes of calculations, the number of shares used is 1,616,494.

There are no arrangements known to the Company the operation of which may, at a subsequent date, result in a change in control of the Company.


Certain Relationships and Related Transactions

As part of the Covington Agreement, Mr. Grant Brown was appointed to the Board of Directors of the Company on December 8, 1995.

On April 4, 1996, Dr. Robert Curry, a General Partner of the Sprout Group and President of MLTV, was appointed to the Board of Directors of the Company.

On December 3, 1997, Mr. William E. Aziz, of Covington Capital Corporation, was appointed to the Board of Directors of the Company.

On December 8, 1995, ML Technology Ventures, L.P. and Charles Marianik, President of the Company, entered into a voting agreement providing that neither party shall vote any of its shares in favor of a sale of the Company or merger or consolidation without first consulting with and obtaining the written consent of the other party.


                                  OTHER MATTERS

Shareholder Proposals

Individual shareholders of the Company may be entitled to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission ("SEC") has adopted Regulations which govern the inclusion of such proposals in annual proxy materials in compliance with Section 16(a) of the Securities Exchange Act of 1934. All such proposals must be submitted to the Secretary of the Company at the Company's principal executive office no later than July 13, 1999 to be considered for inclusion in the Company's 1999 proxy materials.


Other Business

The 1998 Annual Meeting of Shareholders is called for the purposes set forth in the Notice. The Board does not know of any matter for action by shareholders at such meeting other than the matters described in the Notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

Ernst & Young has served as the Company's independent auditors since 1983. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board intends to select the Company's auditors for the 1999 fiscal year at the December 1998 meeting of the Board of Directors.


Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, and written representations from reporting persons for the 1998 fiscal year that no Forms 5 were required for those persons by the 1998 fiscal year, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the fiscal year ended June 30, 1998 were met in a timely manner.

ANNUAL REPORT

The Company's Annual Report to the shareholders for the fiscal year ended June 30, 1998, which contains consolidated financial statements reflecting the financial position of the Company as of June 30, 1998, the results of operations for the two years ended June 30, 1998 and 1997 and a consolidated statement of cash flows for the years ended June 30, 1998 and 1997, is being mailed concurrently with the mailing of this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.


FORM 10-KSB

THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-KSB WITH THE SEC. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, PHOTON TECHNOLOGY INTERNATIONAL, INC., 1 DEER PARK DRIVE, SUITE F, MONMOUTH JUNCTION, NEW JERSEY 08852.


                                        By Order of the Board of Directors,


                                        /s/Ronald J. Kovach


                                        Ronald J. Kovach, Secretary

November 5, 1998

                                   P R O X Y


                      PHOTON TECHNOLOGY INTERNATIONAL, INC.

               Annual Meeting of Shareholders -- December 11, 1998
                  Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Charles G. Marianik and Ronald J. Kovach as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Photon Technology International, Inc. held by the undersigned on November 2, 1998 at the Annual Meeting of Shareholders to be held on December 11, 1998, or any adjournment thereof.

1. Election of directors for a three-year term:

   Ronald J. Kovach, Charles G. Marianik





This Proxy when properly executed will be voted as specified on the reverse side, but if no direction is given, this Proxy will be voted FOR proposal 1.



                PLEASE SIGN AND DATE PROXY ON REVERSE SIDE (over)

[ X ]    Please mark your
         votes as in this
         example.

                         FOR     AGAINST    WITHHELD

1.                      [   ]     [   ]      [   ]

Election of directors for a three year term:

Ronald J. Kovach, Charles G. Marianik

For, except vote withheld from the following nominees:

--------------------------------------------------------------------------------


2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Signature(s) of Shareholder(s): ________________________________________________

Dated: ________________________________ , 1998

NOTE: Please sign exactly as your names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, guardian, custodian, or corporate official, sign name and title.